UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 17, 2015

WORTHINGTON ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52590	20-1399613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Corte Madera Town Center #138

Corte Madera, CA 94925

(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 450-1515

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 17, 2015, Weinberg & Company, P.A. (“Weinberg”) notified the Company and its Board of Directors that they have withdrawn their audit reports included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2013 and 2012 (the “Form 10-K’s”), and that disclosure should be made to prevent future reliance on Weinberg’s audit reports in the Form 10-K’s. In addition, Weinberg notified the Company that on March 5, 2015, the Company filed its Form 10-Q for the quarterly period ended September 30, 2014 and its Form 10-Q for the quarterly period ended June 30, 2014 prior to the completion of Weinberg’s review procedures and without Weinberg’s knowledge. The Company and its Board of Directors have determined that the financial statements included in the Company’s Annual Report on Form 10-K’s for the years ended December 31, 2013 and 2012, and the Quarterly Reports on Form 10-Q for the periods ended June 30, 2014 and September 30, 2014, should no longer be relied upon.

The Company provided Weinberg with a copy of this disclosure on March 17, 2015, providing Weinberg with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether the independent accountant agrees with the statements made by the Company in response to Item 4.02. A copy of the letter, dated March 17, 2015, furnished by Weinberg in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
16.1	Letter of Weinberg & Company, P.A. to the SEC, dated March 17, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date: March 18, 2015	By: /s/ CHARLES VOLK
Charles Volk
Chief Executive Officer